UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GP INVESTMENTS ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GP INVESTMENTS ACQUISITION CORP.
A Cayman Islands Exempted Company
(Company Number 295988)
150 E. 52nd Street, Suite 5003
New York, New York 10022

RIMINI STREET, INC.
A Nevada Corporation
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

SUPPLEMENT DATED OCTOBER 4, 2017
TO THE JOINT PROXY STATEMENT/PROSPECTUS DATED SEPTEMBER 8, 2017

IN RESPECT OF

THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
GP INVESTMENTS ACQUISITION CORP.
HELD ON SEPTEMBER 26, 2017 AND ADJOURNED TO BE HELD ON OCTOBER 6, 2017

AND IN RESPECT OF

THE SPECIAL MEETING OF STOCKHOLDERS OF
RIMINI STREET, INC.
HELD ON SEPTEMBER 18, 2017 AND FURTHER ADJOURNED TO BE HELD ON OCTOBER 5, 2017

TO THE SHAREHOLDERS OF GP INVESTMENTS ACQUISITION CORP. AND THE STOCKHOLDERS OF RIMINI STREET, INC:

On May 16, 2017, GP Investments Acquisition Corp., a Cayman Islands exempted company (“GPIA”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 thereto entered into on June 30, 2017, the “Merger Agreement”) with Let’s Go Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GPIA, Rimini Street, Inc., a Nevada corporation (“Rimini Street”), and the Holder Representative thereunder, relating to a proposed business combination transaction with Rimini Street (the “business combination”), as described in the joint proxy statement/prospectus dated September 8, 2017 (the “Joint Proxy Statement/Prospectus”) that was filed with the Securities and Exchange Commission (the “SEC”) by GPIA on September 8, 2017.

This supplement, dated October 4, 2017 (this “Supplement”), supplements the Joint Proxy Statement/Prospectus. Please read this Supplement carefully and in its entirety, including “Supplement to the Joint Proxy Statement/Prospectus—Update to Risk Factors”, together with the Joint Proxy Statement/Prospectus, including the disclosure contained in the section entitled “Risk Factors” beginning on page 63 of the Joint Proxy Statement/Prospectus. To the extent that any information contained in this Supplement is inconsistent with the information contained in the Joint Proxy Statement/Prospectus, this Supplement shall be deemed to have superseded the Joint Proxy Statement/Prospectus.

The Joint Proxy Statement/Prospectus constitutes a proxy statement in respect of the extraordinary general meeting of the shareholders of GPIA held on September 26, 2017 (as adjourned) (the “Extraordinary General Meeting”), a proxy statement in respect of the special meeting of stockholders of Rimini Street held on September 18, 2017 (as adjourned) (the “Special Meeting”) and a prospectus in respect of the securities proposed to be issued in respect of the business combination, as described in the Joint Proxy Statement/Prospectus.

The purpose of this Supplement is to provide shareholders of GPIA and stockholders of Rimini Street with certain information supplemental to the Joint Proxy Statement/Prospectus regarding, among other things, the sixth amendment, dated October 3, 2017 (the “Sixth Amendment”) to the financing agreement entered into between Rimini Street, certain lenders listed therein, Cortland Capital Market Services LLC as administrative agent and collateral agent, and CB Agent Services LLC as origination agent for the lenders, and the other parties named therein, dated as of June 24, 2016, as amended from time to time (the “Credit Facility”).

The Extraordinary General Meeting of GPIA shareholders will be held at 10:00 a.m. Eastern time on October 6, 2017 (subject to any further adjournment thereof). The Extraordinary General Meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 4 Times Square, New York, New York 10036.

The Special Meeting of Rimini Street stockholders will be held at 5:00 p.m. Pacific time on October 5, 2017 (subject to any further adjournment thereof). The Special Meeting will be held at 6601 Koll Center Parkway #300, Pleasanton, CA 94566.

The proposals to be considered at the Extraordinary General Meeting and the Special Meeting are set forth in the Joint Proxy Statement/Prospectus. This Supplement does not change any of the proposals to be acted upon at the Extraordinary General Meeting or the Special Meeting. Shareholders of GPIA and stockholders of Rimini Street should refer to the proposals as described in the Joint Proxy Statement/Prospectus.

SHAREHOLDERS OF GPIA AND STOCKHOLDERS OF RIMINI STREET ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THIS SUPPLEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. (SEE “WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE” BELOW).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT, OR PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE JOINT PROXY STATEMENT/PROSPECTUS OR THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

If a GPIA shareholder has any questions or needs assistance about how to vote or direct a vote in respect of its GPIA ordinary shares, such GPIA shareholder may contact Morrow Sodali LLC, GPIA’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing GPIA.info@morrowsodali.com.

If a Rimini Street stockholder has any questions or needs assistance about how to vote or direct a vote in respect of its shares of Rimini Street capital stock, such Rimini Street stockholder may contact Thomas C. Shay, Corporate Secretary, Rimini Street, Inc., at 3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 or by calling (702) 839-9671.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF GPIA TO BE HELD ON OCTOBER 6, 2017: The notice of Extraordinary General Meeting, the Proxy Statement/Prospectus and this Supplement are available at http://www.cstproxy.com/gpinvestmentsacquisitioncorp/sm2017.

This Supplement is dated October 4, 2017 and is first being mailed to GPIA’s shareholders and Rimini Street’s stockholders on October 4, 2017.

IMPORTANT INFORMATION RELATING TO VOTING AND REDEMPTION RIGHTS

Voting by GPIA Shareholders

As disclosed in the Joint Proxy Statement/Prospectus, only holders of record of GPIA ordinary shares at the close of business on August 31, 2017 are entitled to notice of and to vote and have their votes counted at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting. The record date has not changed as a result of this Supplement.

If you have not previously submitted a proxy card, please vote your GPIA ordinary shares as soon as possible by completing, signing, dating and returning the relevant proxy card that was enclosed with the Joint Proxy Statement/Prospectus, or if your GPIA ordinary shares are held in “street name”, by instructing your bank, brokerage firm or other nominee as to how you wish to vote your GPIA ordinary shares.

If you have already delivered a properly executed proxy card, your GPIA ordinary shares will remain voted and you do not need to do anything unless you wish to change or revoke your vote prior to the Extraordinary General Meeting.

If you are a registered holder of GPIA ordinary shares and you wish to revoke or change your prior voting instruction, you may revoke or change it at any time before, or at, the Extraordinary General Meeting (which will take place on October 6, 2017, subject to any further adjournment thereof) by doing any one of the following:

•	you may send another proxy card with a later date to GPIA’s secretary, at 150 E. 52nd Street, Suite 5003, New York, NY 10022, so that it is received by GPIA’s secretary prior to the vote at the Extraordinary General Meeting;
•	you may send a notice of revocation of your proxy to GPIA’s secretary, at 150 E. 52nd Street, Suite 5003, New York, NY 10022, so that it is received by GPIA’s secretary prior to the vote at the Extraordinary General Meeting; or
•	you may attend the Extraordinary General Meeting in person, revoke your proxy, and vote.

However, if your GPIA ordinary shares are held in “street name” by your broker, bank or other nominee, and if you have already provided instructions to your broker, bank or other nominee but wish to change those instructions, you should contact your broker, bank or other nominee and provide new instructions following the procedures provided by your broker, bank or other nominee.

Redemption Rights of GPIA Shareholders

If you are a holder of GPIA public shares, you have the right to request that RMNI (as defined in the Joint Proxy Statement/Prospectus) redeem all or a portion of the shares of RMNI’s common stock that you will hold following the domestication for cash provided that you follow the procedures and deadlines described in the Joint Proxy Statement/Prospectus, as supplemented by this Supplement. Holders of GPIA public shares may elect to redeem all or a portion of the shares of RMNI’s common stock held by such public stockholder following the domestication regardless of if or how they vote in respect of the business combination proposal at the Extraordinary General Meeting.

If you are a holder of GPIA public shares and wish to exercise your right to redeem the RMNI public shares that you will hold upon the domestication, you must:

•	if you hold GPIA public shares through units, elect to separate your units into the underlying GPIA public shares and GPIA public warrants prior to exercising your redemption rights with respect to the GPIA public shares;
•	submit a written request to Continental Stock Transfer & Trust Company, GPIA’s transfer agent, that RMNI redeem all or a portion of your RMNI public shares for cash; and
•	deliver your GPIA ordinary shares to Continental Stock Transfer & Trust Company, GPIA’s transfer agent, physically or electronically through Depository Trust Company.

Holders of GPIA public shares must complete the procedures for electing to redeem their GPIA public shares in the manner described above prior to the Extraordinary General Meeting which will take place at 10:00 a.m. Eastern time on October 6, 2017 (subject to any further adjournment thereof). The address of Continental Stock Transfer & Trust Company, GPIA’s transfer agent, is 1 State Street Plaza, 30th Floor, New York, New York 10004, Attention: Mark Zimkind.

Holders of units must elect to separate the underlying GPIA public shares and GPIA public warrants prior to exercising redemption rights with respect to the GPIA public shares. If holders hold their units in an account at a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the units into the underlying GPIA public shares and GPIA public warrants, or if a holder holds GPIA units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, GPIA’s transfer agent, directly and instruct them to do so.

If you have already validly elected to exercise your redemption rights, your election will remain valid and you do not need to do anything unless you wish to revoke your election to exercise your redemption rights prior to the Extraordinary General Meeting.

Any election to redeem GPIA public shares, once made by a holder of GPIA public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the Extraordinary General Meeting. If you deliver your GPIA public shares for redemption to Continental Stock Transfer & Trust Company, GPIA’s transfer agent, and later decide prior to the Extraordinary General Meeting not to elect redemption, you may request that GPIA instruct its transfer agent to return the shares (physically or electronically). You may make such request by contacting Continental Stock Transfer & Trust Company, GPIA’s transfer agent, at 1 State Street Plaza, 30th Floor, New York, New York 10004, Attention: Mark Zimkind, or email mzimkind@continentalstock.com. Any corrected or changed written exercise of redemption rights must be received by Continental Stock Transfer & Trust Company, GPIA’s transfer agent, prior to the vote taken on the business combination proposal at the Extraordinary General Meeting. No request for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to Continental Stock Transfer & Trust Company, GPIA’s transfer agent, at least two business days prior to the vote at the Extraordinary General Meeting.

Voting by Rimini Street Stockholders

As disclosed in the Joint Proxy Statement/Prospectus, only holders of record of Rimini Street capital stock at the close of business on August 31, 2017 are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournment of the Special Meeting. The record date has not changed as a result of this Supplement.

If you are a holder of record of Rimini Street capital stock on the record date, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the proxy card included with the Joint Proxy Statement/Prospectus in the pre-addressed envelope that was provided to you when the Joint Proxy Statement/Prospectus was mailed to you.

If you have already delivered a properly executed proxy card, your shares of Rimini Street capital stock will remain voted and you do not need to do anything unless you wish to change or revoke your vote prior to the Special Meeting.

If you are a Rimini Street stockholder and you wish to revoke or change your prior voting instruction, you may send a later-dated, signed proxy card to Rimini Street’s secretary at Rimini Street, Inc., 3993 Howard Hughes Parkway, Suite 550, Las Vegas, NV 89169 so that it is received by Rimini Street’s secretary prior to the vote at the Special Meeting or attend the Special Meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Rimini Street’s secretary, which must be received by Rimini Street’s secretary prior to the vote at the Special Meeting.

Rimini Street stockholders are entitled to appraisal rights in connection with the merger in accordance with Nevada law. See the discussion under “Appraisal Rights” of the Joint Proxy Statement/Prospectus for more information.

SUPPLEMENT TO THE JOINT PROXY STATEMENT/PROSPECTUS

The supplemental information included herein supplements the Joint Proxy Statement/Prospectus. Please read this Supplement carefully and in its entirety, including “Supplement to the Joint Proxy Statement/Prospectus—Update to Risk Factors”, together with the Joint Proxy Statement/Prospectus, including the disclosure contained in the section entitled “Risk Factors” beginning on page 63 of the Joint Proxy Statement/Prospectus. To the extent that any information contained in this Supplement is inconsistent with the information contained in the Joint Proxy Statement/Prospectus, this Supplement shall be deemed to have superseded the Joint Proxy Statement/Prospectus.

ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS OF RIMINI STREET

The Special Meeting was originally scheduled for September 18, 2017. At the Special Meeting held at 8:00 a.m. Pacific time, on September 18, 2017, at 6601 Koll Center Parkway #300, Pleasanton, CA, at which Rimini Street stockholders would have otherwise been asked to consider and vote upon the approval and adoption of the Merger Agreement and other proposals described in the Joint Proxy Statement/Prospectus, Rimini Street stockholders representing a sufficient number of shares of Rimini Street capital stock voted in favor of a proposal to adjourn the Special Meeting to 5:00 p.m. Pacific time, on September 21, 2017, in order for Rimini Street to provide its stockholders with an update regarding certain proposed amendments to the Credit Facility.

At its reconvened meeting on September 21, 2017, Rimini Street stockholders representing a sufficient number of shares of Rimini Street capital stock voted in favor of a proposal to further adjourn the Special Meeting to 5:00 p.m. Pacific time on September 22, 2017, and, at such reconvened meeting, further voted in favor of a proposal to further adjourn the Special Meeting to 4:00 p.m. Pacific time on September 25, 2017, and, at such reconvened meeting, further voted in favor of a proposal to further adjourn the Special Meeting to 5:00 p.m. Pacific time on September 27, 2017 and, at such reconvened meeting, further voted in favor of a proposal to further adjourn the Special Meeting to 5:00 p.m. Pacific time on October 3, 2017.

At its reconvened meeting on October 3, 2017, Rimini Street stockholders representing a sufficient number of shares of Rimini Street capital stock voted in favor of a proposal to further adjourn the Special Meeting to 5:00 p.m. Pacific time on October 5, 2017 (subject to any further adjournment thereof).

The Special Meeting will be held at 6601 Koll Center Parkway #300, Pleasanton, CA 94566.

ADJOURNMENT OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF GPIA

In light of the developments referred to in “Adjournment of Special Meeting of Rimini Street” above, at the Extraordinary General Meeting of GPIA shareholders held on September 26, 2017 at which GPIA shareholders would otherwise be asked to consider and vote upon the approval and adoption of the Merger Agreement and other proposals described in the Joint Proxy Statement/Prospectus, GPIA submitted a proposal to adjourn the meeting to 10:00 a.m. Eastern time on October 6, 2017. As previously announced by GPIA, the shareholders of GPIA approved the proposal to adjourn the Extraordinary General Meeting to 10:00 a.m. Eastern time on October 6, 2017 (subject to any further adjournment thereof).

The Extraordinary General Meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, at 4 Times Square, New York, New York 10036.

SIXTH AMENDMENT TO THE CREDIT FACILITY

The description of the Sixth Amendment set forth below should be read together with the description of the Credit Facility set forth in the Joint Proxy Statement/Prospectus, including the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rimini Street—Liquidity and Capital Resources”.

Background to the Sixth Amendment

As described in the Joint Proxy Statement/Prospectus, pursuant to GPIA’s memorandum and articles of association, a holder of GPIA public shares may request redemption for cash of all or a portion of the post-domestication RMNI public shares that such public shareholder will hold upon the domestication of GPIA if the business combination is consummated. Based on the level of indications received from GPIA shareholders electing to redeem their GPIA public shares as of 5:00 p.m. (Eastern Time) on September 22, 2017 and the ongoing discussions among the parties to the Credit Facility, GPIA and Rimini Street engaged in discussions about the implications of such matters on the consummation of the transactions contemplated by the Merger Agreement.

Rimini Street advised GPIA that the purpose of the Sixth Amendment is to provide Rimini Street with additional operational and financial flexibility after consummation of the business combination, including to enable Rimini Street to address fluctuations in cash flow from its operational activities and the variability in its sales cycles as described in the Joint Proxy Statement/Prospectus, including as described under “Risk Factors—Risks Related to Rimini Street’s Business, Operations and Industry—Other Risks Related to Our Business, Operations and Industry—We may experience quarterly fluctuations in our results of operations due to a number of factors, including the sales cycles for our products and services, which makes our future results difficult to predict and could cause our results of operations to fall below expectations or our guidance”.

Description of the Sixth Amendment

On October 3, 2017, Rimini Street entered into the Sixth Amendment to the Credit Facility. The amendments made to the Credit Facility pursuant to the Sixth Amendment become effective and are contingent upon the consummation of the business combination with GPIA. Pursuant to the Sixth Amendment, if the consummation of the business combination results in at least $50.0 million in gross proceeds being paid to Rimini Street, then Rimini Street will prepay $5.0 million of mandatory trigger event consulting exit fees due to the Origination Agent. In addition, $50.0 million of the remaining mandatory trigger event exit fees under the Credit Facility will be deemed to be converted into principal under the Credit Facility. As a result, the existing mandatory trigger event exit fees will be reduced by approximately $55.0 million and the principal balance outstanding under the Credit Facility will increase by approximately $50.0 million. The $50.0 million of additional principal incurred by the transfer of mandatory trigger event exit fees is not subject to future make-whole interest penalties in the event of prepayment or repayment. In addition, the conditions set forth in the lender consents executed as of May 16, 2017 that require at the closing of the business combination a payment of at least $35 million be made to the lenders under the Credit Facility, will be deemed satisfied upon the effectiveness of the Sixth Amendment.

Upon the effectiveness of the Sixth Amendment, assuming the business combination closes in October 2017, it is estimated that Rimini Street would have total outstanding term loans in the aggregate principal amount of approximately $125.0 million, consisting entirely of obligations under the Credit Facility. In addition to these principal obligations, there would also be mandatory trigger event exit fees of $5.4 million and mandatory consulting fees of $4.0 million, for a total of $134.4 million. In addition, Rimini Street would be obligated to make other payments to the lenders pursuant to the Fifth Amendment to the Credit Facility in an aggregate amount of $2.5 million comprising an unpaid amendment fee for the Fifth Amendment of $1.25 million and an equity raise delay fee of $1.25 million.

Upon the effectiveness of the Sixth Amendment, the $50.0 million of mandatory trigger event exit fees will convert into term debt and will bear interest at 12.0% per annum payable in cash and 3.0% per annum payable in kind (“PIK”), and will be subject to collateral monitoring fees at 2.5% per annum. The impact of this conversion into term debt is expected to result in future annual cash payments of approximately $6.0 million for interest expense, $1.5 million for non-cash PIK interest, and cash payments of $1.25 million for collateral monitoring fees. In addition, certain of the mandatory trigger event exit fees will be adjusted up or down based on annualized net revenue for the most recently completed calendar quarter. Prior to the Sixth Amendment, these mandatory trigger event exit fees were required to be adjusted through the termination date of the Credit Facility. However, pursuant to the Sixth Amendment, these adjustments will cease when the principal balance under the Credit Facility is less than $52.0 million.

In connection with the entry into the Sixth Amendment, various financial covenants were adjusted such that management of Rimini Street believes that future compliance will be maintained. Rimini Street agreed to pay an amendment fee in connection with the Sixth Amendment of $3.75 million, which is due and payable in July 2019, but will be waived under certain conditions as discussed below.

The Sixth Amendment is expected to improve the liquidity and capital resources of Rimini Street in the following ways:

•	The requirement to utilize $35.0 million of the proceeds from the business combination with GPIA to make an estimated principal payment of $27.1 million and a make-whole interest payment of $7.9 million is eliminated.

•	Principal payments of $6.75 million that would have been payable during the fourth quarter of 2017 are eliminated. For the six months ending June 30, 2018, principal payments are reduced from $2.25 million per month to $1.0 million per month. Beginning in July 2018 and continuing through maturity of the Credit Facility, principal payments are reduced from $2.5 million per month to $1.25 million per month. Rimini Street may elect to prepay $4.25 million of the principal payments eliminated for the fourth quarter of 2017 by March 31, 2018, without incurring a make-whole interest payment on such prepayment.
•	The Sixth Amendment caps aggregate cash payments for transaction costs and deferred underwriting fees related to the business combination with GPIA at $20.0 million.
•	The requirement to make mandatory payments related to the calculation of Excess Cash Flow is reduced from 75% to 50%, and the measurement period is changed from quarterly to an annual measurement period beginning for the year ending December 31, 2019 (payable in cash beginning in April 2020).
•	The requirement to make mandatory principal payment sweeps upon receipt of customer prepayments for periods extending beyond 12 months is eliminated.
•	The due date for the amendment fee and the equity raise delay fees incurred in connection with the Fifth Amendment to the Credit Facility are extended to the earlier of (i) April 16, 2019 and (ii) such time that Rimini Street raises at least $100.0 million of equity financing including the gross proceeds from the business combination.
•	Upon consummation of the business combination on or before October 12, 2017, the lenders permanently waived the requirement to pay equity raise delay fees of $1.25 million for October 2017 and for each month thereafter.

The effect of the consummation of the business combination, taken together with the impact of these changes is currently expected to result in an improvement of Rimini Street’s cash balances compared to the cash balances without the Sixth Amendment of approximately $36.0 million as of the expected closing date of the business combination with GPIA. This improvement consists of (i) $25.0 million of cash available from the proceeds of the business combination (representing gross proceeds of $50.0 million, less payments in respect of the Credit Facility of $5.0 million for mandatory exit fees and $20.0 million for transaction costs), and (ii) savings of $11.0 million of Rimini Street cash that was previously required to meet all cash payments if only the minimum gross proceeds of $50.0 million were received from the business combination with GPIA. Please see the subsection entitled “Unaudited Condensed Consolidated Pro Forma Financial Information” below.

Assuming the Sixth Amendment had been made effective as of September 30, 2017, Rimini Street’s contractual obligations under the Credit Facility falling due within the twelve-month period ending September 30, 2018 would amount to approximately $31.0 million. This amount consists of (i) principal of $9.8 million, (ii) interest payable in cash of $14.8 million, (iii) collateral monitoring and unused line fees of $3.9 million, (iv) consulting fees of $2.0 million, and (v) annual loan service and agent fees of $0.5 million. The principal amounts noted above exclude $4.25 million of principal amortization payments for October through December 2017 that are being waived by the lenders, but are payable at the option of Rimini Street by March 31, 2018.

The Sixth Amendment also provides for improvements in financial covenants in favor of RMNI and the elimination of certain covenants and changes in fees if RMNI completes certain equity financings, including the business combination, and if the following events occur within six months after consummation of the business combination:

•	If RMNI completes one or more additional equity financings such that the aggregate gross proceeds of the business combination and such equity financings result in the principal balance of the term loans under the Credit Facility to be less than $95.0 million, and if RMNI has received at least $42.5 million in cash from net proceeds from the business combination and subsequent equity financings, then the lenders have agreed to make certain additional concessions in the terms of the Credit Facility, including the elimination of (i) accrual of PIK interest on all of the term loans under the Credit Facility, (ii) the requirement to pay the $3.75 million amendment fee for the Sixth Amendment, and (iii) the marketing return ratio, churn rate and minimum gross margin financial covenants.
•	If the aggregate outstanding principal balance of the term loans under the Credit Facility is less than $95.0 million, but RMNI has not received at least $42.5 million in net cash proceeds from the business combination and subsequent equity financings, then the lenders have agreed to eliminate the marketing return ratio, churn rate and minimum gross margin financial covenants, but PIK interest on the term loans will continue to accrue at the existing 3.0% rate, and RMNI will be required to pay the $3.75 million amendment fee on the earlier to occur of (i) July 2, 2019 and (ii) the closing of aggregate equity financings of at least $100.0 million, including the proceeds from the business combination, if such equity financings occur prior to July 2, 2019.

•	If the aggregate outstanding principal balance of the term loans under the Credit Facility is greater than or equal to $95.0 million, then RMNI will be required to (i) pay the Sixth Amendment fee equal to $3.75 million which will be due and payable on the earlier to occur of July 2, 2019 and the closing of aggregate equity financings of at least $100.0 million, including the proceeds from the business combination, if such equity financings occur prior to July 2, 2019, (ii), PIK interest on the term loans will continue to accrue at the existing 3.0% per annum rate and (iii) the marketing return ratio, churn rate and minimum gross margin financial covenants will not be eliminated until the term loans under the Credit Facility are less than $95.0 million.

Proceeds from the business combination transaction and subsequent equity financings are applied as follows to the lenders and the Origination Agent under the Credit Facility:

•	equity proceeds from the first $50.0 million of gross proceeds from the business combination are required to pay down $5.0 million of mandatory trigger event exit fees due to the Origination Agent; and
•	net cash proceeds in excess of the $50.0 million minimum required for the closing of the business combination are applied as follows:
•	the first $42.5 million of net cash proceeds may be retained by RMNI or utilized to pay down the term loans without make-whole interest;
•	additional net cash proceeds are required to pay down the term loan to $95.0 million;
•	RMNI may then retain the next $17.5 million of such net cash proceeds on its balance sheet or utilize it to pay down the term loans; and
•	50% of any additional net cash proceeds shall be used to pay down term loans and the remaining 50% of such net cash proceeds to be retained on the balance sheet.

This Supplement is only a summary of certain relevant provisions of the Sixth Amendment. For the definitive terms of the Sixth Amendment, please refer to the full text of the Sixth Amendment as filed as Exhibit 99.1 to a Current Report on Form 8-K of GPIA filed with the SEC on October 4, 2017.

Unaudited Condensed Consolidated Pro Forma Financial Information

GPIA’s shareholders and Rimini Street’s stockholders should note that the unaudited condensed combined pro forma financial information set forth in the Joint Proxy Statement/Prospectus does not reflect the amendments made to the Credit Facility by the Sixth Amendment, nor does such unaudited condensed combined pro forma financial information reflect any other item disclosed in this Supplement. Accordingly, when reading such unaudited condensed combined pro forma financial information, GPIA’s shareholder and Rimini Street’s stockholders should also refer to the information set forth above under “Description of the Sixth Amendment” as to certain expected financial impacts of the Sixth Amendment on RMNI, the post-business combination entity.

The following describes the impact on the unaudited condensed combined pro forma financial information as set forth in the Joint Proxy Statement/Prospectus of: (i) the conversion of $50.0 million of mandatory trigger event exit fees to principal, (ii) interest and fees on such principal, (iii) the replacement of the mandatory $35.0 million principal and make-whole interest payment with a $5.0 million payment for mandatory trigger event exit fees, (iv) the deferral of payment of a $3.0 million related party note, (v) issuance of RMNI common stock to settle $3.0 million of transaction cost liabilities at closing of the business combination, (vi) the change in the monthly principal amortization payment schedule, and (vii) elimination of customer prepayment sweeps (collectively, the “Sixth Amendment Adjustments”).

Such financial impacts to the Sixth Amendment Adjustments on the unaudited condensed combined pro forma balance sheet under Scenario No. 2 as of June 30, 2017 is summarized as follows (in thousands):

	Original Pro Forma Combined	Impact of Sixth Amendment Adjustments
		Pro Forma Adjustments		Pro Forma Combined
Current assets	$61,701	$35,950	(1)	$97,651
Long-term assets	9,782	—		9,782
Total	$71,483	$35,950		$107,433

Current liabilities	$236,023	$(15,880	)(2)	$220,143
Long-term liabilities	57,909	31,094	(3)	89,003
Stockholders’ deficit	(222,449)	20,736	(4)	(201,713)
Total	$71,483	$35,950		$107,433
(1)	Consists of an increase in restricted cash balances due to (i) replacement of the $35.0 million mandatory principal and make-whole interest payment with a $5.0 million payment of mandatory trigger event exit fees, (ii) elimination of the payment at closing of the note payable to a related party of $3.0 million, and (iii) reduction of payments of cash transaction costs of $3.0 million consistent with the $20.0 million cap for cash payments of transaction costs related to the business combination.
(2)	Consists of (i) the reclassification to long-term debt of $14.3 million in principal amortization from $27.0 million to $12.7 million for the 12-months ending June 30, 2018, and (ii) the elimination of the requirement to prepay $1.6 million of debt upon collection of outstanding accounts receivable for contracts that relate to customer prepayments for service periods that commence more than one year after the contract effective dates.
(3)	Consists of (i) the reclassification of $14.3 million in principal amortization and $1.6 million of customer prepayments from current maturities of long-term debt as discussed above, (ii) adjustment of $22.1 million due to the deferral of the $27.1 million mandatory principal payment which was replaced with a $5.0 million payment of mandatory trigger event exit fees, and (iii) deferral of the payment at closing of the note payable to related party of $3.0 million. These increases which total $41.0 million were partially offset by a reduction of $9.9 million in the write off of debt discount and issuance costs (due to the reduction in principal and exit fee payments under the Credit Facility from $27.1 million to $5.0 million)
(4)	Consists of (i) the elimination of a $7.9 million make whole interest payment associated with the previous requirement for a $35.0 million cash payment from the gross proceeds of the business combination; (ii) reversal of $9.9 million for the write off of debt discount and issuance costs as discussed above; and (iii) issuance of shares of RMNI common stock in settlement of approximately $3.0 million of transaction costs due to the $20.0 million cap for cash payments of transaction costs.

Presented below is a summary of the impact of the Sixth Amendment Adjustments on the unaudited condensed combined pro forma statement of operations under Scenario No. 2 for the six months ended June 30, 2017 (in thousands except per share amounts):

	Original Pro Forma Combined	Impact of Sixth Amendment Adjustments
		Pro Forma Adjustments		Pro Forma Combined
Net loss	$(26,728)	$(5,608	)(1)	$(32,336)

Net loss per share attributable to common stockholders-Basic and Diluted(2)	$(0.46)			$(0.56)
(1)	Represents additional interest and fees related to $50.0 million of mandatory trigger event exit fees converted into term debt, consisting of (i) $3.0 million for interest payable in cash at 12.0% per annum, (ii) $0.8 million for interest payable in kind (“PIK”) at 3.0% per annum, (iii) $0.6 million for collateral monitoring fees payable in cash at 2.5% per annum and (iv) an increase of $1.2 million in accretion expense due to higher principal balances.
(2)	Net loss per share is based on the pro forma weighted average number of shares outstanding of 57.9 million.

Presented below is a summary of the impact of the Sixth Amendment Adjustments to the unaudited condensed combined pro forma statement of operations under Scenario No. 2 for the year ended December 31, 2016 (in thousands except per share amounts):

	Original Pro Forma Combined	Impact of Sixth Amendment Adjustments
		Pro Forma Adjustments		Pro Forma Combined
Net loss attributable to common stockholders	$(21,643)	$(13,550	)(1)	$(35,193)

Net loss per share attributable to common stockholders-Basic and Diluted(2)	$(0.47)			$(0.76)
(1)	Represents additional interest and fees related to $50.0 million of mandatory trigger event exit fees converted into term debt, consisting of (i) $6.0 million for interest payable in cash at 12.0% per annum, (ii) $1.5 million for interest payable in kind (“PIK”) at 3.0% per annum, (iii) $1.3 million for collateral monitoring fees payable in cash at 2.5% per annum, and (iv) an increase of $4.8 million in accretion expense due to higher principal balances.
(2)	Net loss per share is based on the pro forma weighted average number of shares outstanding of 46.2 million.

For the pro forma financial statements under Scenario No. 1 the impact of the Sixth Amendment Adjustments would be similar to the Scenario No. 2 amounts noted above, however, due to the assumed level of cash received at the closing of the business combination in Scenario No. 1 and the lack of $50.0 million of mandatory trigger event fees at January 1, 2016, disclosure of such results is considered not meaningful.

EXPENSES AND OTHER PAYMENTS IN CONNECTION WITH THE BUSINESS COMBINATION

The Joint Proxy Statement/Prospectus discloses that GPIA expected that cash transaction costs and fees of approximately $23.0 million would be payable upon consummation of the business combination. As a result of negotiations with certain third parties, as of the date of this Supplement, GPIA expects that cash transaction costs and fees of approximately $20.0 million will be payable upon consummation of the business combination.

In addition, the Joint Proxy Statement/Prospectus discloses that, following consummation of the business combination, GPIC, Ltd., a Bermuda company (the “Sponsor”) is entitled to the repayment of $3.0 million in respect of a non-interest bearing unsecured promissory note. The Sponsor has agreed not to seek immediate repayment of such promissory note upon consummation of the business combination.

ISSUANCE OF SHARES TO CITIGROUP AND COWEN; REGISTRATION RIGHTS

As disclosed in the Joint Proxy Statement/Prospectus, upon consummation of the business combination, the underwriters of GPIA's initial public offering are entitled to $6,037,500 of deferred underwriting commission, of which Citigroup is entitled to $5,916,750. In addition, upon consummation of the business combination, Cowen and

Company, LLC (“Cowen”), the financial advisor to Rimini Street, shall be entitled to the payment of a certain fee. In connection with the consummation of the business combination, each of Citigroup and Cowen has agreed to receive a portion of their respective commissions and fees in the form of shares of RMNI's common stock (based upon $10.00 per share of RMNI common stock). As a result, upon consummation of the business combination, it is currently expected that Citigroup and Cowen shall, in aggregate, be issued shares of RMNI's common stock equal to less than 0.7% of the outstanding share capital of RMNI immediately following consummation of the business combination. On October 3, 2017, GPIA agreed with each of Citi and Cowen that RMNI shall include such shares of common stock issued to Citi and Cowen in the registration statement to be filed with the SEC pursuant to Section 7.4.1 of the Warrant Agreement, dated as of May 19, 2015, as amended, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The terms of such registration rights agreement are described in the Joint Proxy Statement/Prospectus under the heading “Description of RMNI Securities—Registration Rights”.

UPDATE TO BACKGROUND OF THE BUSINESS COMBINATION

The discussion below supplements the description “GPIA Business Combination Proposal—Background to the Business Combination” in the Joint Proxy Statement/Prospectus”.

On September 8, 2017, the registration statement of which the Joint Proxy Statement/Prospectus and this Supplement form a part was declared effective. The Joint Proxy Statement/Prospectus was mailed to GPIA’s shareholders and Rimini Street’s stockholders on September 8, 2017.

On September 17, 2017, representatives of GPIA, Rimini Street, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) held a conference call to discuss proposed amendments to the Credit Facility that Rimini Street was seeking to agree prior to consummation of the business combination, as well as to provide GPIA with an update relating to Rimini Street’s results for the quarter ending September 30, 2017. Rimini Street advised GPIA that the purpose of such proposed amendments to the covenants in the Credit Facility is to provide Rimini Street with additional operational and financial flexibility after consummation of the business combination, including to enable Rimini Street to address fluctuations in cash flow from its operational activities and the variability in its sales cycles as described in the Joint Proxy Statement/Prospectus, including as described under “Risk Factors—Risks Related to Rimini Street’s Business, Operations and Industry—Other Risks Related to Our Business, Operations and Industry—We may experience quarterly fluctuations in our results of operations due to a number of factors, including the sales cycles for our products and services, which makes our future results difficult to predict and could cause our results of operations to fall below expectations or our guidance”.

On September 18, 2017, in view of the fact that the parties to the Credit Facility were continuing to discuss certain proposed amendments to the Credit Facility, at the Special Meeting, Rimini Street stockholders representing a sufficient number of shares of Rimini Street capital stock voted in favor of a proposal to adjourn the special meeting to a future date, in order for Rimini Street to provide its stockholders with an update regarding certain proposed amendments to the Credit Facility. As described under “—Adjournment of Special Meeting of Rimini Street” above, the Special Meeting was subsequently further adjourned.

On September 21, 2017, Rimini Street provided GPIA with a draft of a term sheet relating to proposed amendments to the Credit Facility. Thereafter, Rimini Street, GPIA and the lenders under the Credit Facility engaged in discussions relating to the terms of such amendments to the Credit Facility.

As described in the Current Report on Form 8-K filed with the SEC by GPIA on September 25, 2017, based on the level of indications received from GPIA shareholders electing to redeem their GPIAC public shares as of 5:00 p.m. (Eastern Time) on September 22, 2017 and the ongoing discussions among the parties to the Credit Facility, GPIA and Rimini Street engaged in discussions about the implications of such matters on the consummation of the transactions contemplated by the Merger Agreement.

Between September 25, 2017 and October 1, 2017, Rimini Street, GPIA and the lenders under the Credit Facility continued to engage in discussions relating to the terms of such amendments to the Credit Facility.

On September 29, 2017, Rimini Street, GPIA, Skadden and WSGR held a conference call to discuss the current status on the proposed amendments to the Credit Facility and for Rimini Street to provide GPIA with a further update relating to Rimini Street’s results for the quarter ending September 30, 2017. The parties reviewed the current draft of a term sheet relating to proposed amendments to the Credit Facility and commenced the preparation of this Supplement.

On the morning of October 1, 2017, Rimini Street provided GPIA with the proposed draft of the sixth amendment to the Credit Facility (the “Sixth Amendment”). On October 1, 2017 and October 2, 2017, GPIA, Rimini Street, Skadden and WSGR continued to discuss the Sixth Amendment, analyze the impact of the Sixth Amendment on RMNI (the post-business combination entity) and prepare the draft of this Supplement. The terms of the Sixth Amendment are described under “—Sixth Amendment to the Credit Facility” above.

In the early morning of October 2, 2017, the special transaction committee of the board of directors of GPIA and the full board of directors of GPIA held meetings at which they were provided an update regarding the transaction, the then current terms of the Sixth Amendment and the timing for consummation of the business combination.

In the early morning of October 3, 2017, the special transaction committee of the board of directors of GPIA and the full board of directors of GPIA held meetings to consider the transaction, the Sixth Amendment and the timing for consummation of the business combination. Each of the special transaction committee and the full board of directors resolved to approve this Supplement and to continue to recommend the business combination as described under “—Recommendations of the Board of Directors of GPIA” below.

On October 3, 2017, the Sixth Amendment was signed by the parties thereto. Prior to open of business on October 4, 2017, GPIA filed this Supplement with the SEC.

UPDATE TO RISK FACTORS

The following risk factors supplement the risk factors contained in the Joint Proxy Statement/Prospectus.

Following consummation of the business combination, 6.2% of the RMNI common stock will be held by the Sponsor and 59.2% will be held by the Lock-up Stockholders (in each case on the assumptions set forth in the paragraph below), and these holdings may increase if such holders purchase additional shares of RMNI stock. Future resales of RMNI common stock held by these significant stockholders may cause the market price of the RMNI common stock to drop significantly.

Assuming a Closing Date of September 29, 2017 and further assuming that (i) the Sponsor does not subscribe for any common shares pursuant to its equity commitment at or prior to the consummation of the business combination, (ii) RMNI issues 48,520,015 shares of RMNI common stock to the former equityholders of Rimini Street pursuant to the merger agreement and (iii) no public shareholders exercise their redemption rights, immediately following consummation of the business combination, 6.2% of the RMNI common stock will be held by the Sponsor, 59.2% of the outstanding RMNI common stock will be held by the Lock-up Stockholders and 26.2% of the RMNI common stock will be held by Rimini Street’s directors and officers.

Assuming a Closing Date of September 29, 2017 and further assuming that (i) RMNI issues 48,520,015 shares of RMNI common stock to the former equityholders of Rimini Street pursuant to the merger agreement, (ii) that the Sponsor subscribes for 3,500,000 GPIA ordinary shares pursuant to its equity commitment at or prior to the consummation of the business combination and (iii) that holders of 14,206,065 GPIA ordinary shares (or 90.5% of the outstanding public shares) (being our estimate of the maximum number of GPIA public shares that could be redeemed in order for GPIA to have $50,000,000 of available cash upon consummation of the first merger, after taking into account the Sponsor’s maximum equity commitment of $35,000,000) elect to redeem their ordinary shares in connection with the business combination, immediately following consummation of the business combination, 13.4% of the RMNI common stock will be held by the Sponsor, 70.2% of the outstanding RMNI common stock will be held by the Lock-up Stockholders and 31.1% of the RMNI common stock will be held by Rimini Street’s directors and officers.

To the extent that the Sponsor and the Lock-up Stockholders purchase additional shares of RMNI, the percentage of shares that will be held by them will increase, decreasing the percentage of shares that are held by public stockholders.

The Lock-up Stockholders have agreed in the lock-up letter not to transfer or otherwise dispose of any shares of RMNI common stock that they receive upon consummation of the business combination for a period of twelve months from the consummation of the business combination, subject to certain exceptions (including an exception related to when, following the six month anniversary of the consummation of the business combination, the 20 trading day volume weighted average price of RMNI common stock exceeds a specified price per share). See the section of the Joint Proxy Statement/Prospectus headed “GPIA Business Combination Proposal—Related Agreements—Lock-Up Letter”.

In addition, the ordinary shares held by the initial shareholders are held in an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferred, assigned or sold until released from escrow on the date that is one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (i) the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

If any significant stockholder sells large amounts of RMNI common stock in the open market or in privately negotiated transactions, this could have the effect of increasing the volatility in the price of RMNI common stock or putting significant downward pressure on the price of RMNI common stock.

Rimini Street’s future liquidity and results of operations may be adversely affected by the timing of new orders, the level of customer renewals and cash receipts from customers.

Due to the collection of cash from Rimini Street customers before services are provided, Rimini Street’s net revenue is recognized over future periods when there are no corresponding cash receipts from such customers. Accordingly, Rimini Street’s future liquidity is highly dependent upon the ability to continue to attract new customers and to enter into renewal arrangements with existing customers. If Rimini Street experiences a decline in orders from new customers or renewals from existing customers, its net revenue may continue to increase while its liquidity and cash levels decline. Any such decline, however, will negatively affect Rimini Street’s revenues in future quarters. Accordingly, the effect of declines in orders from new customers or renewals from existing customers may not be fully reflected in Rimini Street’s results of operations until future periods. Comparing Rimini Street’s revenues and operating results on a period-to-period basis may not be meaningful, and you should not rely on Rimini Street’s past results as an indication of Rimini Street’s future performance or liquidity.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF GPIA

GPIA’s board of directors continues to recommend that GPIA shareholders vote “FOR” the business combination proposal, “FOR” the domestication proposal, “FOR” each of the separate organizational documents proposals, “FOR” the stock issuance proposal and “FOR” the adjournment proposal, in each case, if presented to the Extraordinary General Meeting, in each case as described in the Joint Proxy Statement/Prospectus.

The existence of financial and personal interests of one or more of GPIA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GPIA and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, Citigroup Global Markets Inc. (“Citigroup”) has a financial interest in GPIA completing a business combination. See the sections of the Joint Proxy Statement/Prospectus entitled “GPIA Business Combination Proposal—Interests of GPIA’s Directors and Officers in the Business Combination” and “—Certain Other Interests in the Business Combination” for a further discussion of these considerations.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF RIMINI STREET

Rimini Street’s board of directors continues to recommend that Rimini Street stockholders vote “FOR” the Rimini Street business combination proposal and “FOR” the Rimini Street preferred stock conversion proposal, in each case, if presented to the Special Meeting, in each case as described in the Joint Proxy Statement/Prospectus.

The existence of financial and personal interests of one or more of Rimini Street’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Rimini Street and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section of the Joint Proxy Statement/Prospectus entitled “Rimini Street Business Combination Proposal—Interests of Rimini Street’s Directors and Officers in the Business Combination” for a further discussion of these considerations.

CONDITIONS TO THE CONSUMMATION OF THE BUSINESS COMBINATION; CERTAIN INTERESTS IN RESPECT OF THE BUSINESS COMBINATION; CERTAIN FINANCING AND OTHER ARRANGEMENTS

Conditions to the Consummation of the Business Combination

As disclosed in the Joint Proxy Statement/Prospectus, under the Merger Agreement, the consummation of the first merger is conditioned upon, among other things, (i) there being a minimum of $50,000,000 of cash available to GPIA (including the cash in GPIA’s trust account and any cash provided by the Sponsor pursuant to its equity commitment) and (ii) there being a minimum amount of immediately available cash in the trust account of not less than $5,000,001 after giving effect to the redemption of GPIA public shares that holders of GPIA public shares validly elected to redeem in connection with the business combination. Based on the level of indications received from GPIA shareholders electing to redeem their GPIA public shares as of 5:00 p.m. (Eastern Time) on September 22, 2017, there can be no assurance that such conditions will be satisfied, and accordingly no assurance can be given that the business combination will be consummated.

As disclosed in the Joint Proxy Statement/Prospectus, pursuant to the equity commitment letter entered into between GPIA and the Sponsor dated May 16, 2017, the Sponsor will (in certain circumstances) provide backstop equity financing by means of purchasing newly issued GPIA ordinary shares based on a per share issue price of $10.00 per share in an aggregate amount of up to $35,000,000. If, upon the effectiveness of the first merger, the non-Sponsor available cash is less than $50,000,000, then the Sponsor’s equity commitment is the lesser of (i) $50,000,000 minus the non-Sponsor available cash and (ii) $35,000,000, which is the maximum commitment of the Sponsor under the equity commitment letter. In addition, Sponsor may, in its sole discretion and in connection with the consummation of the business combination, elect to purchase (on or prior to the domestication) GPIA common shares at a price of $10.00 per share in excess of such commitment, but the Sponsor is under no obligation to do so. Any equity issuances to the Sponsor or its affiliates would increase the relative percentage ownership of the Sponsor and, accordingly, would increase the percentage ownership of the initial shareholders. Any equity issuances would result in dilution of the relative ownership interest of the non-redeeming public shareholders or the former equity holders of Rimini Street.

No assurance can be given that there will be at least $15,000,000 of non-Sponsor cash available to GPIA in order to satisfy the conditions described above. Shareholders of GPIA and stockholders of Rimini Street should consider that, as described under “—Certain Financing and Other Arrangements” below, certain transactions may be entered into or actions taken by, among others, GPIA, the Sponsor, Rimini Street and/or their respective affiliates, stockholders and shareholders as well as other entities, including the respective financial advisors of GPIA and Rimini Street, and the financial institutions that make or intend to make a market in respect of securities of GPIA or RMNI to support the satisfaction of the conditions to the consummation of the business combination described above. While there are no commitments, written or otherwise, for any such persons to take any such actions, shareholders of GPIA and stockholders of Rimini Street should consider, among other things, that the financial advisors or their affiliates, among other financial institutions, currently make a market in respect of securities of GPIA, and in such capacity may hold positions in GPIA securities and may or may not elect to have GPIA shares redeemed, which could have an impact with respect to whether there will be at least $15,000,000 of non-Sponsor cash available to GPIA in order to satisfy the conditions described above. See “Certain Interests in Respect of the Business Combination” below. The purpose, or the effect, of any such transactions or actions may be to, among other things, increase the likelihood of the conditions to the consummation of the business combination being satisfied. If such transactions are effected, or actions taken, the consequence could be to cause the business combination to be consummated in circumstances where, absent such transactions or actions, the conditions to the consummation of the business combination would not otherwise have been satisfied.

Certain Interests in Respect of the Business Combination

As disclosed in the Joint Proxy Statement/Prospectus, when GPIA’s shareholders consider voting in respect of the business combination or exercising redemption rights in relation to GPIA public shares, such shareholders should consider the existence of financial and personal interests of one or more of GPIA’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GPIA and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. In addition, each of Citigroup and Cowen has a financial interest in GPIA completing a business combination.

See the section of the Joint Proxy Statement/Prospectus entitled “GPIA Business Combination Proposal—Interests of GPIA’s Directors and Officers in the Business Combination” and “—Certain Other Interests in the Business Combination” for a further discussion of these considerations.

Certain Financing and Other Arrangements

As disclosed in the Joint Proxy Statement/Prospectus, GPIA may enter into equity financing in connection with the business combination with the Sponsor or its affiliates or any third parties if GPIA determines that the issuance of additional equity is necessary or desirable in connection with the consummation of the business combination. The purpose, or the effect, of any such financings may include increasing the likelihood of GPIA having a minimum of $50,000,000 of available cash upon consummation of the first merger (as defined in the Joint Proxy Statement/Prospectus), which is a condition to consummation of the first merger. The Merger Agreement provides that any equity financing be contingent upon closing of the business combination and further provides that any such proposed financing be subject to the mutual agreement of GPIA and Rimini Street. Any equity issuances to the Sponsor or its affiliates would increase the relative percentage ownership of the Sponsor and, accordingly, would increase the percentage ownership of the initial shareholders. Any equity issuances would result in dilution of the relative ownership interest of the non-redeeming public shareholders or the former equity holders of Rimini Street. As the amount of any such equity issuances is not currently known, GPIA cannot provide exact figures as to percentage ownership that may result therefrom. If GPIA enters into a binding commitment in respect of any such additional equity financing, GPIA will file a Current Report on Form 8-K with the SEC to disclose details of any such equity financing.

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding GPIA or its securities, the GPIA initial shareholders (as defined in the Joint Proxy Statement/Prospectus), Rimini Street and/or its affiliates, stockholders and shareholders as well as other entities, including the respective financial advisors of GPIA and Rimini Street, and the financial institutions that make or intend to make a market in respect of securities of GPIA or RMNI may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the business combination proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of GPIA’s ordinary shares or vote their shares in favor of the business combination proposal. The purpose, or the effect, of such share purchases and other transactions or actions may be to increase the likelihood of satisfaction of the requirements that (i) holders of a majority of the shares who, being present and entitled to vote at the extraordinary general meeting and who do vote, vote in favor of the business combination proposal, the stock issuance proposal and the adjournment proposal, (ii) holders of at least two-thirds of the shares who, being present and entitled to vote at the extraordinary general meeting and who do vote, vote in favor of the domestication proposal and the organizational documents proposals, and (iii) the minimum available cash condition of $50,000,000 and the condition that the minimum trust account balance of $5,000,001 are satisfied. Any such share purchases and other transactions or actions may thereby increase the likelihood of obtaining shareholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this Supplement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the GPIA initial shareholders for nominal value.

Entering into any such arrangements may have a depressive effect on GPIA’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting. Moreover, any such purchases may make it more likely that the minimum available cash condition of $50,000,000 and the condition that the minimum trust account balance of $5,000,001 are satisfied.

If such transactions are effected, or actions taken, the consequence could be to cause the business combination to be consummated in circumstances where, absent such transactions or actions, the conditions to the consummation of the business combination would not otherwise have been satisfied. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. As of the date of this Supplement, no binding agreements to such effect have been entered into with any such investor or holder. GPIA will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such Current Report on Form 8-K will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

ANTICIPATED CLOSING DATE

Assuming that the necessary proposals are passed by Rimini Street stockholders at the Special Meeting (to be held on October 5, 2017) and GPIA shareholders at the Extraordinary General Meeting (to be held on October 6, 2017), it is currently expected that the business combination will be consummated during the week commencing October 9, 2017.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Supplement or the Joint Proxy Statement/Prospectus and in any document incorporated by reference therein may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies regarding the future of GPIA or its management team,. The information included in this Supplement or the Joint Proxy Statement/Prospectus in relation to Rimini Street has been provided by Rimini Street and its management, and forward-looking statements include statements relating to Rimini Street’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Supplement or the Joint Proxy Statement/Prospectus and in any document incorporated by reference therein may include, for example, statements about:

•	our ability to complete the business combination with Rimini Street or, if we do not consummate the business combination, any other initial business combination;
•	satisfaction of conditions to the first merger, including those relating to the number and percentage of GPIA public shareholders voting against the proposals at the extraordinary general meeting and/or seeking redemption of their public shares;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the projected financial information, anticipated growth rate, and market opportunity of Rimini Street;
•	the ability to obtain and/or maintain the listing of RMNI’s common stock on NASDAQ following the business combination;
•	our ability to raise financing in the future;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the business combination, as a result of which they would then receive expense reimbursements;
•	our potential ability to obtain financing to complete the business combination;
•	our public securities’ potential liquidity and trading;
•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; and
•	factors relating to the business, operations and financial performance of Rimini Street, including:
•	Rimini Street’s substantial amount of indebtedness following the business combination;
•	the ability to maintain, enhance and adequately protect Rimini Street’s intellectual property rights and costs associated with defending intellectual property infringement and other claims;
•	Rimini Street’s ability to maintain its competitive technological advantages;
•	Rimini Street’s business plan, beliefs and objectives for future operations;
•	Rimini Street’s ability to maintain an adequate rate of revenue growth;
•	Rimini Street’s future financial and operating results;
•	Rimini Street’s ability to attract and retain customers;
•	Rimini Street’s ability to further penetrate its existing customer base;

•	benefits associated with the use of Rimini Street’s services;
•	Rimini Street’s ability to maintain and expand its leadership position in independent enterprise software support;
•	Rimini Street’s ability to timely and effectively scale and adapt its existing technology;
•	the evolution of the enterprise software support landscape facing Rimini Street’s customers and prospects;
•	Rimini Street’s ability to educate the market regarding the advantages of its enterprise software support products;
•	Rimini Street’s plans to further invest in and grow its business, and Rimini Street’s ability to effectively manage its growth and associated investments;
•	Rimini Street’s ability to expand its support to new vendors and products and bring them to market in a timely manner;
•	Rimini Street’s ability to capitalize on changing market conditions including a market shift to hybrid information technology environments;
•	the effects of increased competition and competitive pressures in the market which Rimini Street operates and its ability to compete effectively;
•	Rimini Street’s ability to expand internationally;
•	Rimini Street’s ability to develop strategic partnerships;
•	Rimini Street’s ability to attract, train, and retain qualified employees and key personnel;
•	the effects of sales cycles on Rimini Street’s results of operations; and
•	other factors detailed under the section entitled “Risk Factors—Risks Related to Rimini Street’s Business, Operations and Industry” in the Joint Proxy Statement/Prospectus and under the section entitled “Supplement to the Joint Proxy Statement/Prospectus—Update to Risk Factors” above.

The forward-looking statements contained in this Supplement or the Joint Proxy Statement/Prospectus and in any document incorporated by reference therein are based on current expectations and beliefs concerning future developments and their potential effects on GPIA and/or Rimini Street. There can be no assurance that future developments affecting GPIA and/or Rimini Street will be those that GPIA and/or Rimini Street have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of GPIA or the control of Rimini Street) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 63 of the Joint Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. GPIA and/or Rimini Street undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a GPIA shareholder or Rimini Street stockholder makes an investment decision, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this Supplement and the Joint Proxy Statement/Prospectus may adversely affect Rimini Street, GPIA, or, following the consummation of the business combination, RMNI.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This Supplement is not a substitute for the Joint Proxy Statement/Prospectus, the Registration Statement (as defined below) or any other document that GPIA may file with the SEC and send to GPIA’s shareholders and/or Rimini Street’s stockholders in connection with the business combination. SHAREHOLDERS OF GPIA AND STOCKHOLDERS OF RIMINI STREET ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THIS SUPPLEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

GPIA has filed a registration statement on Form S-4 (Registration No. 333-219101) (the “Registration Statement”) to register the issuance of securities described in the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus is a part of that registration statement and is supplemented by this Supplement.

GPIA files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy reports, proxy statements and other information filed by GPIA with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on GPIA at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in the Joint Proxy Statement/Prospectus or any annex thereto or in this Supplement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the Registration Statement, which includes exhibits incorporated by reference from other filings made with the SEC.

All information contained in the Joint Proxy Statement/Prospectus or in this Supplement relating to GPIA has been supplied by GPIA, and all such information relating to Rimini Street has been supplied by Rimini Street. Information provided by one another does not constitute any representation, estimate or projection of the other.

Investors and security holders may obtain free copies of the Joint Proxy Statement/Prospectus, this Supplement other documents filed with the SEC by GPIA through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by GPIA are available free of charge by contacting GPIA at 150 E. 52nd Street, Suite 5003, New York, New York 10022, Attn: Investor Relations.

Incorporation by Reference of Certain of GPIA’s Filings with the SEC

As disclosed in the Joint Proxy Statement/Prospectus, the SEC allows GPIA to “incorporate by reference” certain information filed with the SEC into the Joint Proxy Statement/Prospectus, which means that GPIA can disclose important information to you by referring you to other documents that GPIA has filed separately with the SEC. You should read any information incorporated by reference because it is an important part of this the Joint Proxy Statement/Prospectus.

As disclosed therein, the Joint Proxy Statement/Prospectus incorporates by reference any filings that GPIA makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Joint Proxy Statement/Prospectus and prior to the date of the Extraordinary General Meeting, and thereafter until the consummation of the business combination (other than those documents or the portions of those documents furnished, including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). Any statement contained in a document incorporated by reference into the Joint Proxy Statement/Prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that is also, or is deemed to be, incorporated by reference into the Joint Proxy Statement/Prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of the Joint Proxy Statement/Prospectus, except as modified or superseded.

If you would like additional copies of this Supplement or the Joint Proxy Statement/Prospectus or any document incorporated by reference therein, you should contact:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: GPIA.info@morrowsodali.com

DISCLAIMER

Neither this Supplement nor the Joint Proxy Statement/Prospectus is intended to, no does it, constitute an offer to sell or the solicitation of an offer to buy or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction in connection with the business combination between Rimini Street and GPIA or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

PARTICIPANTS IN THE SOLICITATION

GPIA and Rimini Street and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of GPIA is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 16, 2017. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are included in Joint Proxy Statement/Prospectus. These documents can be obtained free of charge from the sources indicated in this Supplement.